Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

First Mid Bancshares, Inc.

Re: Registration Statements

Registration No. 333-81850 on Form S-3

Registration No. 333-161582 on Form S-3

Registration No. 333-207199 on Form S-3

Registration No. 333-216855 on Form S-3

Registration No. 333-227595 on Form S-3

Registration No. 333-251465 on Form S-3

Registration No. 333-254205 on Form S-3

Registration No. 033-64061 on Form S-8

Registration No. 033-64139 on Form S-8

Registration No. 333-69673 on Form S-8

Registration No. 333-81852 on Form S-8

Registration No. 333-148080 on Form S-8

Registration No. 333-186919 on Form S-8

Registration No. 333-218691 on Form S-8

Registration No. 333-224508 on Form S-8

Registration No. 333-256763 on Form S-8

We consent to incorporation by reference in the Registration Statement on Form S-3 and S-8 of First Mid Bancshares, Inc. of our reports dated March 2, 2022, on our audits of the consolidated financial statements of First Mid Bancshares, Inc. as of December 31, 2021 and 2020 and for each of three years in the period ended December 31, 2021, and the effectiveness of the Company's internal control over financial reporting as of December 31, 2021 which reports appear in the December 31, 2021 annual report on Form 10-K of First Mid Bancshares, Inc.

Decatur, Illinois

March 2, 2022